UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Indemnification Agreement dated as of December 6, 2007

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 6, 2007, DTE Energy Company (the “Company”) entered into new Indemnification Agreements (“Indemnification Agreements”) with Anthony F. Earley, Jr., Gerard M. Anderson, Robert J. Buckler and David E. Meador. Each of the agreements is effective as of December 6, 2007, and replaces previous indemnification agreements between the Company and such named officers.
The Indemnification Agreements were revised primarily to reflect certain changes in the Michigan Business Corporation Act and to clarify the circumstances under which the named officers are entitled to seek indemnification. In addition, the Indemnification Agreements were amended, among other things, to include customary contribution, non-disclosure, insurance and arbitration provisions.
The description set forth above is qualified in its entirety by reference to the full text of the form of Indemnification Agreement which is attached to this Current Report as Exhibit 10.1 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Indemnification Agreement dated as of December 6, 2007 between DTE Energy Company and each of Anthony F. Earley, Jr., Gerard M. Anderson, Robert J. Buckler and David E. Meador.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2006 Form 10-K and its 2007 quarterly reports on Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2007

DTE ENERGY COMPANY (Registrant)
/s/ Larry Steward
Larry Steward
Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Indemnification Agreement dated as of December 6, 2007 between DTE Energy Company and each of Anthony F. Earley, Jr., Gerard M. Anderson, Robert J. Buckler and David E. Meador.